Exhibit A

Mutual Fund Series Trust

Class I Master Distribution Plan

AMENDMENT Dated AUGUST 14, 2023

The Class I Master Distribution Plan has been adopted with respect to the following Funds:

Catalyst Enhanced Income Strategy Fund

AlphaCentric Premium Opportunity Fund

AlphaCentric Robotics and Automation Fund

AlphaCentric SWBC Municipal Opportunities Fund

AlphaCentric Symmetry Strategy Fund

AlphaCentric LifeSci Healthcare Fund

AlphaCentric Strategic Income Fund

Catalyst/Aspect Enhanced Multi-Asset Fund

Mutual Fund Series Trust

/s/ Jennifer Bailey

Jennifer Bailey, Secretary